                                                                   EXHIBIT 99(a)



                           [KINDER MORGAN LETTERHEAD]


              KINDER MORGAN, INC. EARNINGS UP 23% IN FIRST QUARTER;
                     EXPECTS 40% GROWTH IN EPS FOR YEAR 2001

         HOUSTON, April 18, 2001 - Kinder Morgan, Inc. (NYSE: KMI) today reported a 23 percent increase in first quarter 2001 earnings over the first quarter of 2000. Income was $56.8 million, or $0.47 per diluted common share, before an extraordinary item for the early extinguishment of debt, compared to $46.3 million, or $0.41 per diluted common share, in the first quarter of 2000. After the previously announced extraordinary loss for early extinguishment of debt, net income for the first quarter was $44.7 million or $0.37 per diluted common share.

         "We had an outstanding first quarter, and we are on track to deliver 40 percent growth in earnings per share this year," said Richard D. Kinder, chairman and CEO of KMI. "Earnings were principally driven by our ownership of the general partner of Kinder Morgan Energy Partners, L.P. (NYSE: KMP), as earnings from KMP more than doubled compared to the first quarter a year ago. Additionally, all of our other business segments produced increased earnings. We have assembled a premier, fee-based portfolio of midstream assets capable of delivering strong financial results even in a slowing economy."

         The KMI board of directors declared a common stock dividend of $0.05 per share payable on May 15, 2001 to shareholders of record as of April 30, 2001.
         Taking a look at business segments, KMI will receive $57.5 million in total cash distributions from KMP for the first quarter of 2001, up 83 percent from $31.4 million during the same period last year. "As KMP's cash flow grows, KMI's general partner

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KMI-Q1 EARNINGS                                                          PAGE 2

share of that cash flow grows dramatically," Kinder explained. "KMI's cash flow from KMP increased dramatically due to internal growth in KMP's pipeline and terminal segments and the strong performance of recent KMP acquisitions." After the effects of equity accounting and amortization, KMP contributed $48.1 million of pre-tax earnings to KMI in the first quarter compared to approximately $22 million in the first quarter of 2000. KMP is the largest pipeline master limited partnership in America.

         Natural Gas Pipeline Company of America (NGPL), a wholly owned subsidiary of KMI, had segment earnings of $93.9 million, slightly higher than the $92.0 million it reported in the first quarter of 2000. NGPL had another very solid quarter, increasing the amount of firm transportation capacity under contract.

         Segment earnings in Retail were $23.5 million in the first quarter, 19 percent higher than the $19.8 million reported during the same period last year. "It is important to remember that we have established a weather-hedging program to reduce the weather-related volatility in this business segment, as we are willing to give up some of the upside to produce consistent results," Kinder said. "Last year's results in the first quarter were un-hedged and were affected by warmer than normal weather in our service territory (Colorado, Nebraska and Wyoming), creating much of the year-to-year gain."

          Power and other operations recorded segment earnings of $8.9 million, about 50 percent higher than the $5.9 million it recorded in the first quarter of 2000. The increase in earnings primarily reflects fee income associated with natural gas-fired power plant development.

         The following were among KMI's accomplishments during the first quarter.

o NGPL continued to focus on solidifying relationships with existing customers and aggressively connecting new customers to the pipeline system. To date, NGPL has entered into long-term transportation agreements to serve 20 power plants capable of generating more than 11,500 megawatts of electricity. NGPL is expected to realize more than $11 million in annual transportation revenue from these contracts beginning in 2001, with revenues growing each year as more plants come on-line. In addition, NGPL sold out virtually all of its winter-only capacity during the first quarter.

o KMI and a unit of Williams announced plans to build 3,300 megawatts of natural gas-fired generation. Kinder Morgan Power Company will build six plants, including the Jackson, Mich. plant already under construction, utilizing its

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KMI-Q1 EARNINGS                                                          PAGE 3

         proprietary Orion technology. Through a 16-year tolling agreement, Williams will supply fuel to and market electricity from the plants, virtually eliminating KMI's commodity price risk. The Michigan plant is expected to come on-line in the second quarter of 2002. The second and third plants, which will be built in the Chicago and St. Louis areas, are expected to be completed in the second quarter of 2003. The final three facilities are scheduled to be completed by the second quarter of 2004.

o KMI retired $400 million of Reset Put Securities (REPS) due March 1, 2021, and $20 million of debentures due 2020, utilizing a combination of cash and incremental short-term borrowings. Retiring the debt early benefited shareholders, as it was immediately accretive to earnings per share due to decreased interest expense. As previously announced, KMI reported a one-time extraordinary loss from the early extinguishment of debt, net of tax, of approximately $12 million.

         "Looking ahead, we still anticipate 2001 earnings per share growth in the previously announced 40 percent range (approximately $1.80 earnings per share)," Kinder said. "Due to the transfer of Kinder Morgan Texas Pipeline to KMP, KMI's earnings in 2001 are expected to be more evenly distributed from quarter to quarter than in the past. We expect 50 to 60 percent growth in our second quarter diluted earnings per share ($0.32 to $0.34) versus the second quarter of 2000 ($0.21)."

         Kinder Morgan, Inc. is one of the largest midstream energy companies in America, operating more than 30,000 miles of natural gas and products pipelines. It also has significant retail distribution, electric generation and terminal assets. Kinder Morgan, Inc., through its general partner interest, operates Kinder Morgan Energy Partners, L.P., America's largest pipeline master limited partnership. Combined, the two companies have an enterprise value of approximately $17 billion.

PLEASE JOIN US AT 5 P.M. EASTERN TIME ON WEDNESDAY, APRIL 18, AT www.kindermorgan.com FOR A LIVE WEBCAST CONFERENCE CALL.

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan's Form 10-K and 10-Q as filed with the Securities and Exchange Commission.

                                      # # #

                      KINDER MORGAN, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                 Three Months Ended March 31,
                                                                -------------------------------
                                                                    2001               2000
                                                                ------------       ------------
Operating Revenues:
Natural Gas Sales                                               $    150,685       $    287,478
Natural Gas Transportation and Storage                               170,815            165,276
Other                                                                 25,988             27,727
                                                                ------------       ------------
  Total Operating Revenues                                           347,488            480,481
                                                                ------------       ------------

Operating Costs and Expenses:
Gas Purchases and Other Costs of Sales                               155,584            277,911
Operations and Maintenance                                            30,518             41,880
General and Administrative                                            15,590             14,354
Depreciation and Amortization                                         26,965             26,840
Taxes, Other Than Income Taxes                                         6,409              6,807
                                                                ------------       ------------
  Total Operating Costs and Expenses                                 235,066            367,792
                                                                ------------       ------------

Operating Income                                                     112,422            112,689
                                                                ------------       ------------

Other Income and (Expenses):
Kinder Morgan Energy Partners:
  Equity in Earnings                                                  55,037             29,583
  Amortization of Excess Investment                                   (6,951)            (7,577)
Equity in Losses of Other Equity Investments                          (4,879)              (988)
Interest Expense, Net                                                (58,287)           (60,584)
Minority Interests                                                    (5,645)            (5,984)
Other, Net                                                             2,973             10,073
                                                                ------------       ------------
  Total Other Income and (Expenses)                                  (17,752)           (35,477)
                                                                ------------       ------------

Income Before Income Taxes and Extraordinary Item                     94,670             77,212
Income Taxes                                                          37,868             30,887
                                                                ------------       ------------
Income Before Extraordinary Item                                      56,802             46,325

Extraordinary Item - Loss on Early Extinguishment of Debt,
  Net of Income Tax Benefit of $8,080                                (12,119)                --
                                                                ------------       ------------

Net Income                                                      $     44,683       $     46,325
                                                                ============       ============

Basic Earnings (Loss) Per Common Share:
Income Before Extraordinary Item                                $       0.50       $       0.41
Extraordinary Item - Loss on Early Extinguishment of Debt              (0.11)                --
                                                                ------------       ------------
Total Basic Earnings Per Common Share                           $       0.39       $       0.41
                                                                ============       ============

Number of Shares Used in Computing Basic
  Earnings Per Common Share (Thousands)                              114,844            113,058
                                                                ============       ============

Diluted Earnings (Loss) Per Common Share:
Income Before Extraordinary Item                                $       0.47       $       0.41
Extraordinary Item - Loss on Early Extinguishment of Debt              (0.10)                --
                                                                ------------       ------------
Total Diluted Earnings Per Common Share                         $       0.37       $       0.41
                                                                ============       ============

Number of Shares Used in Computing Diluted
  Earnings Per Common Share (Thousands)                              121,320            113,456
                                                                ============       ============

Dividends Per Common Share                                      $       0.05       $       0.05
                                                                ============       ============

                      KINDER MORGAN, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                              ---------------------------------------------
                                                                                      2001                      2000
                                                                              -------------------       -------------------
Investment in Kinder Morgan Energy Partners:
       Equity in Earnings(1)                                                  $            55,037       $            29,583
       Amortization of Excess Investment                                                   (6,951)                   (7,577)
Segment Earnings(2):
       NGPL                                                                                93,882                    91,950
       Retail                                                                              23,514                    19,787
       Power and Other                                                                      8,859                     5,887
       KMTP(3)                                                                                  -                    11,330
                                                                              -------------------       -------------------
                                                                                          174,341                   150,960

General and Administrative Expenses                                                       (15,590)                  (14,354)
Interest Expense, Net                                                                     (58,287)                  (60,584)
Other, Net                                                                                 (5,794)                    1,190
                                                                              -------------------       -------------------
Income Before Income Taxes and Extraordinary Item                                          94,670                    77,212
Income Taxes                                                                               37,868                    30,887
                                                                              -------------------       -------------------
Income Before Extraordinary Item                                              $            56,802       $            46,325
                                                                              ===================       ===================



                                VOLUME HIGHLIGHTS

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                              ---------------------------------------------
                                                                                     2001                      2000
                                                                              -------------------       -------------------
Systems Throughput (Trillion Btus):
    NGPL(4)                                                                                 399.0                     415.0
    Retail(5)                                                                                14.8                      13.1
    KMTP

Btus = British thermal units

(1) Actual cash distributions to KMI from Kinder Morgan Energy Partners (NYSE:
    KMP) for the three months ended March 31, 2001 and 2000, respectively, are $57.5 million and $31.4 million.

(2) Operating Income before corporate costs, and for Power includes earnings from equity method investments.

(3) Kinder Morgan Texas Pipeline, Inc. (KMTP) was sold to KMP effective December 31, 2000.

(4) Excludes transport for KMTP.

(5) Excludes transport volumes of intrastate pipelines.